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                                 MERCFUEL, INC.

                                 -------------

                                 --------------

                             UNDERWRITING AGREEMENT

                                                                   ____ __, 2001

VMR Capital Markets, U.S.
-------------------------

As Representative of the Several Underwriters
Named in Schedule I hereto
1901 Avenue of the Stars, Suite 150
Los Angeles, California 90067

Ladies and Gentlemen:

     MERCFUEL, INC. (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 1,200,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters the option referred to in Section 2(b) to purchase all or any part of an aggregate of 180,000 additional shares of Common Stock. The aggregate of 1,200,000 shares of Common Stock, together with all or any part of the 180,000 shares of Common Stock which the Underwriters have the option to purchase are herein called the "Shares." The Shares and the Representative's Warrant (as that term is defined in Section 12 herein) and the shares of Common Stock issuable pursuant to the exercise of the Representative's Warrant are herein collectively called the "Securities."

     You have advised the Company that you desire to purchase the Shares, and that you have been authorized to execute this Agreement as Representatives of the Underwriters (the "Representatives"). The Company confirms the agreements made by it with respect to the purchase of the Shares by you, as follows:

     1.   Representations and Warranties of the Company.

          The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) A registration statement (File No. 333-60992) on Form S-1 relating to the public offering of the Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it

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becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus," except that
(i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement (the "Effective Date")and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

          (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (hereinafter defined), (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company does not make representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you or on behalf of any Underwriter through you specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to the selling commission set forth on the cover page of the Prospectus, the material set forth under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by you, or by any Underwriter through you, for inclusion in the Registration Statement and Prospectus, as the case may be.

          (c) Each of the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective state of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify is not reasonably likely to materially adversely affect the Company's and its subsidiaries' business, properties or financial condition.

          (d) The authorized capital stock of the Company as of the Effective Date was as set forth under "Capitalization" in the Prospectus. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or




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entered into by the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

          (e) All the issued and outstanding capital stock of each of the Company's subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable, and was not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, and is owned of record and beneficially, as of the date hereof, and, to the extent owned by the Company, will be owned of record and beneficially at or prior to the closing of the issuance of the Shares, by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any shares of the Company's subsidiaries. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Company's subsidiaries. Except as described in the Registration Statement and the Prospectus or as may be restricted by the terms and provisions of any credit or loan facility to which the Company or any of its subsidiaries is a party and which is described in the Registration Statement and the Prospectus, or by relevant state law with respect to the need for sufficient surplus, none of the Company's subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, or from transferring any of the property or assets of any such subsidiary to the Company.

          (f) The Shares are duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. The certificates evidencing the Shares are in valid and proper legal form. The Representative's Warrant will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representative's Warrant and at the price therein provided for. The shares of Common Stock have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representative's Warrant and when the exercise price is paid, shall be fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

          (g) This Agreement and the Representative's Warrant have been duly and validly authorized, executed and delivered by the Company, as applicable, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Company has full power and lawful authority to authorize, issue and sell the Securities to be sold by it hereunder on the



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terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities, except such as may be required under the Act or state securities laws.

          (h) Except as described in the Prospectus, neither the Company nor any of its subsidiaries is in material violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement and the Representative's Warrant will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries are subject, which would result in a material change in the condition (financial or otherwise), business prospects, net worth or properties of the Company or any of its subsidiaries, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or any of its subsidiaries, or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries, which would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company or any of its subsidiaries.

          (i) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and has good and marketable title to all personal properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the leases and subleases under which the Company or any of its subsidiaries is the lessor or sublessor of properties or assets or under which the Company or any of its subsidiaries holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor any of its subsidiaries is in default in any respect with respect to any of the terms or provisions of any of such leases or subleases which would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company or any of its subsidiaries, and no claim has been asserted by anyone adverse to rights of the Company or any of its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, which would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company or any of its subsidiaries; and each of the Company and its subsidiaries owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.




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          (j)  Deloitte & Touche, LLP, who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (k) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

          (l) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company and its subsidiaries, and there has not been any material change in the capital stock of, or any incurrence of long-term debt by, the Company and any of its subsidiaries or any issuance of options, warrants or other rights to purchase the capital stock of the Company and any of its subsidiaries or any adverse change or any development involving, so far as the Company and any of its subsidiaries can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company and any of its subsidiaries, and neither the Company nor any of its subsidiaries has become party to, and neither the business nor the property of the Company and any of its subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

          (m) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and its subsidiaries; and, except as set forth in the Prospectus, no labor disputes involving the employees of the Company or any of its subsidiaries exist which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or property of the Company and its subsidiaries.

          (n) Except as disclosed in the Prospectus, each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon other than those being contested in good faith; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company or any of its subsidiaries which has not been adequately reserved for on the Company's consolidated balance sheet.




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          (o)  Each of the Company and its subsidiaries has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company or any of its subsidiaries is in violation of, or causes the Company or any of its subsidiaries to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and its subsidiaries.

          (p) Neither the Company nor any of its subsidiaries has directly or indirectly, at any time (i) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's and its subsidiaries' internal accounting controls and procedures are sufficient to cause the Company and its subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (q) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriters hereunder will have been fully paid or provided for by the Company, and all laws imposing such taxes will have been fully complied with.

          (r) All contracts and other documents of the Company and its subsidiaries which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

          (s) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or to facilitate the sale or resale of the Shares.

          (t) Except for this Agreement and other agreements with the Representatives, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

          (u) The Shares have been approved for quotation on the American Stock Exchange under the symbol "MQ".



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          (v)  Except for such rights which have been waived or satisfied, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (w) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (x) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where such noncompliance will not in the aggregate have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and its subsidiaries, and (ii) has received all necessary permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals will not in the aggregate have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and its subsidiaries.

          (y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or any of its subsidiaries has been maintained in material compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (z) Each of the Company and its subsidiaries maintains a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.




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          (aa) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its respective business, including, without limitation, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect.

          (bb) Each of the Company and its subsidiaries has, owns or possesses exclusive rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and material licenses necessary for the conduct of its business and has not received any notice of conflict with the asserted rights of others in respect thereof.

          (cc) To the Company's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. ("NASD") and any of the Company's officers, directors or securityholders, except as set forth in the Registration Statement.

     2.   Purchase, Delivery and Sale of the Shares.

          (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to buy from the Company at $____ per Share at the place and time hereinafter specified, the number of Shares set forth opposite each Underwriter's name in Schedule I hereto (the "Firm Shares").

          Delivery of the Firm Shares against payment therefor shall take place at the offices of VMR Capital Markets, U.S., 1901 Avenue of the Stars, Suite 150, Los Angeles, California 90067 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m. New York time on ___________, 2001, or at such other time and date, not later than three business days thereafter, as you may designate, such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriters hereunder.

          (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants the Underwriters an option to purchase all or any part of an aggregate of 180,000 additional Shares at the same price per Share as the Underwriters pay for the Firm Shares being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Shares being referred to herein as the "Option Shares"). This option may be exercised on one occasion within 45 days after the Effective Date upon notice by you to the Company advising the Company as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four and not later than five full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Shares against payment therefor


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shall take place at the offices of VMR Capital Markets, U.S., 1901 Avenue of the
Stars, Suite 150, Los Angeles, California 90067. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to the obligations of the Underwriters hereunder.

          The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares referred to in subsection (a) above.

          (c) The Company will make the certificates for the Shares to be purchased by the Underwriters hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least two full business days prior to the relevant Closing Dates. Time shall be of the essence and the availability of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          Definitive certificates in negotiable form for the Shares to be purchased by the Underwriters hereunder will be delivered by the Company to you for the several accounts of the Underwriters against payment of the purchase price by you, at your option, by certified or bank cashier's checks in New York Clearing House funds or by wire transfer, payable to the order of the Company.

          In addition, in the event the Underwriters exercise the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of subsection (b) above, payment for such Option Shares shall be made to or upon the order of the Company by you, for the several accounts of the Underwriters at your option, by certified or bank cashier's checks payable in New York Clearing House funds or by wire transfer, at the offices of VMR Capital Markets, U.S., 1901 Avenue of the Stars, Suite 150, Los Angeles, California 90067 at the time and date of delivery of such Option Shares as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Shares by you, for the several accounts of the Underwriters registered in such names and in such denominations as you may request.

          It is understood that the Underwriters propose to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     3.   Covenants of the Company.

          The Company covenants and agrees with the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to


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which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by you of the distribution of the Shares contemplated hereby (but in no event more than nine months after the Effective
Date) and (B) 25 days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

          Promptly after either you or the Company is advised thereof, you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

          The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Shares for such period not to exceed nine months from the Effective Date as in the reasonable opinion of counsel for you the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Shares, to deliver a Prospectus nine months or more after the Effective Date, the Company will upon request of and at your expense, amend or supplement the Registration Statement and Prospectus and furnish the

Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

          (b) The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

          The Company will use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as you may have designated in writing prior to the execution hereof and will make such applications and furnish such information to counsel for the Underwriters as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request. Legal fees for such qualifications shall be itemized based on the time expended and costs incurred, shall be reasonable and shall not in any event exceed $5,000.00, exclusive of filing fees.

          (c) The Company will instruct its transfer agent to provide you with copies of the Depository Trust Company ("DTC") stock transfer sheets on a weekly basis for a period of six months from the First Closing Date and on a monthly basis thereafter for six additional months.

          (d) The Company will use its best efforts to cause a Registration Statement under the Exchange Act to be declared effective on the Effective Date.

          (e) For so long as the Company is a reporting company under either
Section 12(g), 13 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information of a public nature as you may from time to time reasonably request.

          (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

          (g) The Company will deliver to you at or before the First Closing Date one signed copy of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

          (h) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

          (i) The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

          (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the opinion of Kirkpatrick & Lockhart LLP, counsel to you, may be reasonably necessary or advisable in connection with the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

          (k) Prior to the Effective Date, the Company will cause all of the Company's stockholders, option holders, convertible security holders, warrant holders, directors and executive officers to enter into a written agreement with the Representatives, which, among other things, shall provide that for a period of one hundred eighty (180) days following the Effective Date such persons will not sell, assign, hypothecate or pledge (except for any existing pledges) any of the shares of Common Stock of the Company owned by them on the Effective Date, or subsequently acquired by the exercise of any options or warrants or conversion of any convertible security of the Company held by them on the Effective Date directly or indirectly, except for intra-family transfers or transfers for estate planning purposes, without prior written consent of VMR Capital Markets, U.S., which consent may be withheld in your sole discretion and such stockholders will permit all certificates evidencing those shares to be stamped with an appropriate restrictive legend, and will cause the transfer agent for the Company to note such restrictions on the transfer books and records of the Company.

          (l) The Company shall, upon the initial filing of the Registration Statement, make all filings required to obtain approval for the inclusion of the Shares for quotation on the American Stock Exchange and will use its best efforts to effect concurrently with the effectiveness of the Registration Statement and maintain the aforesaid approval for at least five (5) years from the date of this Agreement.

          (m) The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares or to facilitate the sale or resale of the Securities.

          (n) The Company shall retain a public relations firm acceptable to you, and shall continue to retain such firm, or any alternate firm acceptable to you, for a minimum period of twelve (12) months.

          (o) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Representative's Warrant outstanding from time to time.

          (p) The Company shall deliver to you, at the Company's expense, three
(3) bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other material correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering. The Company shall use its best efforts to deliver such volumes with six (6) months of the First Closing Date.

     4.   Conditions of Obligations of Representatives

          The obligations of the Underwriters to purchase and pay for the Shares which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 5:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to the knowledge of any Underwriter or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Kirkpatrick & Lockhart LLP, counsel to you; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

          (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of McBreen & Kopko, counsel for the Company, in form and substance reasonably satisfactory to counsel for you, to the effect that:

               (i) each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify will not have a material adverse effect on the condition (financial or otherwise), business prospects, net worth o properties of the Company and its subsidiaries. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and the Representative's Warrant; each of the Company's subsidiaries has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (ii) the authorized capitalization of the Company as of the date of the Prospectus was as set forth in the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; to our knowledge the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights; there are no restrictions upon the voting or transfer of, any of the Shares; the Common Stock, and the Representative's Warrant conform in all material respects to the respective descriptions thereof contained in the Prospectus; the Shares to be issued as contemplated in the Registration Statement and this Agreement have been duly authorized and, when paid, will be validly issued, fully paid and non-assessable and free of preemptive rights contained in the Company's certificate of incorporation or by-laws, or any other document, instrument or agreement known to counsel; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Representative's Warrant; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those contemplated by the Representative's Warrant or which have been waived or satisfied, for or relating to the registration of the Securities; except as set forth in the Registration Statement all the issued and outstanding shares of capital stock of each of the Company's subsidiaries are owned of record and beneficially by the Company, free and clear of any security interests, liens, encumbrances, equities or other claims and to our knowledge there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Company's subsidiaries.

               (iii) this Agreement and the Representative's Warrant have been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery by you of this Agreement and the Representative's Warrant, all of such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors, or by general equitable principles; provided that no opinion need be expressed as to the enforceability of the indemnity provisions contained in
Section 6 or the contribution provisions contained in Section 7 of this Agreement;

               (iv) the certificates evidencing the Shares are in valid and proper legal form; the Representative's Warrant will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representative's Warrant and at the price therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Representative's Warrant have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representative's Warrant and when the price is paid shall be fully paid and non-assessable;

               (v) Such counsel knows of no pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party which are required to be described or referred to in the Registration Statement which are not so described or referred to;

               (vi) The execution and delivery of this Agreement and the Representative's Warrant and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or in a violation of or default under any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any of the contracts, indentures, mortgages, loan agreements, leases, joint ventures or other agreements or instruments to which the Company or any of its subsidiaries is a party that are filed as Exhibits to the Registration Statement or otherwise known to counsel;

               (vii) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except, in the case of both the Registration Statement and any Amendment thereto, and the Prospectus and any supplement thereto for the financial statements and notes and schedules thereto, and other financial information or statistical data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

               (viii) All descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts, plans, options and other documents are accurate in all material respects and fairly present the information required to be shown, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

               (ix) No authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement or the Representative's Warrant by the Company or in connection with the taking of any action contemplated herein or therein, or the issuance of the Representative's Warrant or the shares of Common Stock underlying the Representative's

Warrant, other than registration or qualification of the Securities under applicable state or foreign securities or blue sky laws (as to which such counsel need express no opinion) and registration under the Act; and

               (x) The statements in the Registration Statement under the captions "Incentive Plans" and "Description of Capital Stock," to the extent that such statements constitute a matter of law or legal conclusion have been reviewed by such counsel and are correct in all material respects; and

               (xi) To such counsel's knowledge, neither the Company nor any of its subsidiaries is presently in violation of its respective charter or by-laws, or in breach or default under any lease, instrument, license, permit or any other agreement to which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is the subject, where the consequences of such violation, breach or default would have a material adverse effect on the condition (financial or otherwise), business prospects, net worth or properties of the Company and its subsidiaries;

               (xii) The Common Stock has been approved for listing on the American Stock Exchange.

               (xiii) Neither the Company nor any of its subsidiaries is, nor will they be after receipt of payment for the Shares be an "investment company" within the meaning of Investment Company Act.

               (xiv) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Use," to the best knowledge of such counsel, there are no persons with registration rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

               (xv) To the best knowledge of such counsel, neither the Company nor any of its subsidiaries is not in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or is in default in the performance and observance of any obligation, agreement, covenant or condition contained in any material existing instrument, except in each such case for such violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the financial condition of the Company and its subsidiaries.

               Such counsel has participated in the preparation of the Registration Statement and the Prospectus and although such counsel has not reviewed the accuracy or completeness of the statements contained in the Registration Statement or Prospectus nothing has come to the attention of such counsel that caused such counsel to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein in light of the circumstances under which they were made not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes and schedules thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion);

     In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and in rendering such opinion may rely as to all matters of law other than the law of the United States or of the State of California upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

          (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Kirkpatrick & Lockhart LLP, counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Shares, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

          (d) You shall have received a letter on and as of the Effective Date and again on and as of the First Closing Date, in each instance describing procedures carried out to a date within five (5) days of the date of the letter, from Deloitte & Touche, LLP, independent public accountants for the Company, substantially in the form approved by you.

          (e) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the

Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

          (f) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the several Underwriters to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

               (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Kirkpatrick & Lockhart LLP, counsel to the Underwriters.

               (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of McBreen & Kopko, counsel for the Company dated as of the Option Closing Date, in form and substance reasonably satisfactory to Kirkpatrick & Lockhart, LLP, counsel to the Underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

               (iii) At the Option Closing Date, there shall have been delivered to you a certificate of the President and the principal financial or accounting officer of the Company dated the Option Closing Date, in form and substance reasonably satisfactory to Kirkpatrick & Lockhart LLP, counsel to the Underwriters, substantially the same in scope and substance as the certificates furnished to you at the First Closing Date pursuant to Section 4(f) hereof.

               (iv) At the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from Deloitte & Touche, LLP, dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

               (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be reasonably satisfactory in form and substance to you, and you and Kirkpatrick & Lockhart LLP, counsel to the Underwriters, shall have been furnished with all such documents and certificates as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and its compliance with any of the covenants or conditions contained therein.

          (g) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company except as otherwise provided herein.

     5.   Conditions of the Obligations of the Company.

          The obligation of the Company to sell and deliver the Shares is subject to the following conditions:

               (a) The Registration Statement shall have become effective not later than 5:00 p.m. New York time, on the date of this Agreement, or on such later date or time as you and the Company may agree in writing.

               (b) On the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

     If the conditions to the obligations of the Company, provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Shares on exercise of the option provided for in Section 2(b) hereof shall be affected.

     6.   Indemnification.

          (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statements or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to the provision hereunder and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b) Indemnification of the Company and Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth with respect to the selling commission set forth on the cover page of this Prospectus, the material set forth under the heading "Underwriting" in the Prospectus and the identity of counsel to the Underwriters under the heading "Legal Matters"; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     7.   Contribution.

          If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I. For purposes of this Section 7, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     8.   Costs and Expenses.

          (a) Whether or not this Agreement becomes effective or the sale of the Shares to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Shares contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to the Underwriters, in connection with the qualification of the Shares under the State Securities or Blue Sky Laws which you shall designate; the cost of printing and furnishing to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, and the Blue Sky Memorandum; the cost of printing the certificates representing the Securities, costs of any luncheons, functions, special expenses and all road show costs and expenses, the expenses of Company due diligence meetings and presentations, (but not of any Underwriter or Underwriter's counsel in connection therewith); DTC Trading Service; and the cost of preparing bound volumes as set forth in Section 3(q) hereof; the expense of placing one or more "tombstone" advertisements in the national edition of the Wall Street Journal as directed by you and such other expenses for advertising undertaken at the Company's request, including graphic slide costs. In addition, the Company shall also pay for a background search of its officers and management, and if so requested by you, the expense of the preparation of an Internet-based road show. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

          (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance 3.0% of the gross proceeds of the offering less $50,000, all of which has been paid. In the event the over-allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 3.0% of the gross proceeds received upon exercise of the over allotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Company shall be liable for your actual accountable out-of-pocket expenses (with credit given to the amount heretofore paid), including legal fees. If the contemplated transactions are not consummated by reason of breach by the Company of this Agreement or of any representation, warranty, covenant or condition contained herein, the Company shall be liable for your accountable out-of-pocket expenses. Any unaccounted for portion of the $50,000 previously advanced to VMR Capital Markets U.S. for non-accountable expenses will be returned to the Company in the event the offering is not consummated.

          (c) No person is entitled either directly or indirectly to compensation from the Company, from any Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless each Underwriter, and the Underwriters agree to indemnify and hold harmless, severally and not jointly, the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

     9.   Default of One or More of the Several Underwriters.

          If, on the First Closing Date or the Option Closing Date, as the case may be, any one or more of the several Underwriters fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other document or arrangements may be effected.

          As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  Effective Date.

          The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until the earlier to occur of 10:00 A.M., New York time on the first full business day following the Effective Date as you in your discretion shall first commence the initial public offering by you of any of the Shares. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telecopier, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

     11.  Termination.

          (a) This Agreement, except for Sections 6, 7, 8, 13, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be canceled, at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Shares agreed to be purchased hereunder, by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal of New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement, or (viii) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general condition of the Company, (financial or otherwise), whether or not arising in the ordinary course of business.

          (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 9, the Company shall be promptly notified by you, by telephone or facsimile transmission, confirmed by letter.

     12.  Representative's Warrant.

          On the First Closing Date, the Company will issue to you, for a consideration of $120.00 and upon the terms and conditions set forth in the form of Representative's Warrant (the "Representative's Warrant"), annexed as an exhibit to the Registration Statement, the Representative's Warrant to purchase 120,000 Shares. In the event of conflict in the terms of this Agreement and the Representative's Warrant, the language of the Representative's Warrant shall control.

     13.  Representations, Warranties and Agreements to Survive Delivery.

          The respective indemnities, agreements, representations, warranties and other statements of the Company and you, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling persons and will survive delivery of and payment for the Shares and the termination of this Agreement.

     14.  Notice.

          All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to any Underwriter, will be mailed, delivered or telecopied and confirmed to it at VMR Capital Markets, U.S., 1901 Avenue of the Stars, Suite 150, Los Angeles, California 90067, with a copy sent to Thomas J. Poletti, Esq. at Kirkpatrick & Lockhart LLP, 10100 Santa Monica Boulevard, Seventh Floor, Los Angeles, California 90067, or if sent to the Company, will be mailed, delivered, or facsimiled and confirmed to MercFuel, Inc., 5456 McConnell Avenue, Los Angeles, California 90066, with a copy sent to Frederick H. Kopko, Jr., Esq. at McBreen & Kopko, 20 North Wacker Drive, Suite 2520, Chicago, Illinois 60606.

     15.  Parties in Interest.

          The Agreement herein set forth is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, any person controlling the Company, or any Underwriter, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire for have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Shares.

     16.  Applicable Law.

          This Agreement will be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be entirely performed within California.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                            Very truly yours,

                                            MERCFUEL, INC.


Dated: ___________, 2001                    By:
                                               -------------------------------
                                                President

     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.




Dated: ___________, 2001                    VMR CAPITAL MARKETS, INC.


                                             ----------------------------



                                             Acting severally on their
                                             behalf and as
                                             representatives of the
                                             several Underwriters named
                                             in Schedule I annexed
                                             hereto.


                                             By:  VMR CAPITAL MARKETS, INC.


                                             By:
                                                 -----------------------------
                                                      Authorized Officer

                                   SCHEDULE I


                  Underwriting Agreement dated __________, 2001



------------------------------            -------------------------------------
Underwriter                               Number of Firm Shares to be Purchased

VMR CAPITAL MARKETS, U.S.                 1,200,000



1000805-0505:18152 v1